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                                                                    Exhibit 10.2



                     AMENDMENT TO UNSECURED PROMISSORY NOTE


                  This Amendment to Unsecured Promissory Note (this "Amendment") is executed this 15th day of June, 2006, by GOLDLEAF FINANCIAL SOLUTIONS, INC. (formerly known as Private Business, Inc.), a Tennessee corporation (the "Borrower"), and PAUL MCCULLOCH (referred to hereinafter, together with any successors or assigns, as "Holder").

                                    Recitals

                  A. Borrower executed to the order of Holder that certain Unsecured Promissory Note dated January 31, 2006, in the original principal amount of $850,000 (the "Note"). Pursuant to the terms of the Note, the principal of, and any accrued and unpaid interest on, the Note was due and payable in full on June 15, 2006 (the "Maturity Date"). Unless otherwise defined herein, capitalized terms shall have the meanings assigned to them in the Note.

                  B. The Borrower and Holder have agreed that the Borrower will pay $350,000 of the principal under the Note, plus all accrued interest through June 15, 2006, and have agreed that the maturity date of the Note with respect to the remaining $500,000 under the Note will be extended to July 15, 2006.

                                    Agreement

                  NOW, THEREFORE, in consideration of the above Recitals, the Borrower and Holder hereby amend the Note as follows:

         1. The Borrower shall pay Holder $350,000 of the principal under the Note, plus all accrued but unpaid interest through June 15, 2006, concurrently with the execution of this Amendment. The Borrower and Holder acknowledge that the remaining amount due under the Note following such payment shall be $500,000 and that interest shall accrue on such remaining amount at the Prime Rate from June 15, 2006 until paid.

         2. The Maturity Date under the Note is hereby extended to July 15, 2006. All references in the Note to the "Maturity Date" are hereby amended to mean July 15, 2006.

         Except as expressly amended herein, the Note shall remain in full force and effect in accordance with its terms and conditions.

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      IN WITNESS WHEREOF, the Borrower and Holder have caused this Amendment to be executed by their respective duly authorized representatives, as of the date first set forth above.



                                       BORROWER:

                                       GOLDLEAF FINANCIAL SOLUTIONS, INC., a
                                       Tennessee corporation


                                       By /s/ G. Lynn Boggs
                                          --------------------------------------
                                          G. Lynn Boggs, Chief Executive Officer

                                       HOLDER:

                                       PAUL MCCULLOCH

                                       /s/ Paul McCulloch
                                       -----------------------------------------